Exhibit 10.1
SECOND AMENDMENT
TO
SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
     THIS SECOND AMENDMENT to Second Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into this 14th day of May, 2007, by and between Silicon Valley Bank (“Bank”) and Omniture, Inc., a Delaware corporation (“Borrower”) whose address is 550 E. Timpanogos Circle, Orem, UT 84097.
Recitals
     A. Bank and Borrower have entered into that certain Second Amended and Restated Loan and Security Agreement with an Effective Date of January 10, 2006, as amended by that certain Amendment to Loan and Security Agreement by and between Bank and Borrower dated as of May 5, 2006 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).
     B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.
     C. Borrower has requested that Bank amend the Loan Agreement to (i) amend the Tangible Net Worth covenant and (ii) waive the Tangible Net Worth covenant violation that occurred as of March 31, 2007.
     D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
Agreement
     Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
     1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
     2. Amendments to Loan Agreement.
     2.1 Section 6.6(i) (Financial Covenants). Sub-section 6.6(i) is amended by deleting the existing sub-section and replacing it with the following, effective as of April 1, 2007:
     ”(i) Tangible Net Worth. Tangible Net Worth of at least $30,000,000, plus 50% of all equity or capital contributed to Borrower from and after April 1, 2007, and 50% of all positive quarterly net income from and after April 1, 2007; provided however, that all equity or capital contributed to Borrower in order to fund the deferred consideration due for the Touch Clarity Ltd. acquisition shall be excluded.”
     2.2 Exhibit D to the Loan Agreement is amended by deleting the existing Exhibit D and replacing it with the Exhibit D attached to this Amendment.
     3. Waiver of Covenant Violation. Bank acknowledges that it has waived Borrower’s default under the Loan Agreement consisting of Borrower’s failure to comply with the Tangible Net Worth covenant as of March 31, 2007. As of April 1, 2007, Borrower shall be required to comply with the Tangible Net Worth covenant set forth in Section 2.1 of this Amendment and the other financial covenants set forth in the Loan Agreement.
     Borrower acknowledges that Bank’s agreement to waive the default (1) does not serve as an agreement to waive Borrower’s compliance with the covenants for other dates and (2) will not limit or impair the Bank’s right to demand strict performance of these covenants as of all other dates and (3) does not limit or impair the Bank’s right to demand strict performance of all other covenants as of any date.
     4. Limitation of Amendments.
     4.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
     4.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
     5. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:
     5.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;
     5.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
     5.3 Borrower has delivered to Bank copies of its Certificate of Incorporation and Bylaws as currently in effect, which remain true, accurate and complete and have not
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been amended, supplemented or restated and are and continue to be in full force and effect;
     5.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;
     5.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
     5.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and
     5.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
     6. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
     7. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, and (b) Borrower’s payment of Bank’s out-of-pocket expenses.
[Signature page follows.]
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     In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		Omniture, Inc.

By:	/s/ Todd Hardy	By:	/s/ Michael S. Herring

Name:	Todd Hardy	Name:	Michael S. Herring

Title:	Relationship Manager	Title:	CFO

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Have there been updates to Borrower’s intellectual property?	Yes / No
Borrower only has deposit accounts located at the following institutions:	.

Comments Regarding Exceptions: See Attached.

Sincerely,

OMNITURE, INC.

Signature

Title

Date

BANK USE ONLY

Received by:
authorized signer
Date:

Verified:
authorized signer
Date:

Compliance Status:	Yes No

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